Exhibit 10.6
FIRST AMENDMENT
TO HAWK CORPORATION
AMENDED AND RESTATED 2000 LONG TERM INCENTIVE PLAN

HAWK CORPORATION (the “Company”), having adopted the Hawk Corporation Amended and Restated 2000 Long Term Incentive Plan (the “Original Plan”) effective as of June 4, 2008, hereby amends the Original Plan in accordance with this FIRST AMENDMENT TO HAWK CORPORATION AMENDED AND RESTATED 2000 LONG TERM INCENTIVE PLAN, effective as of December 31, 2008 (the “Amendment,” and together with the Original Plan, the “Amended Plan”), as follows:

1. Changes to Section 1 of the Original Plan. The Company hereby amends Section 1 of the Original Plan as follows:

(a)	Section 1 of the Original Plan is redesignated in its entirety as Section 1(a) of the Amended Plan.

(b)	The following is added in its entirety as Section 1(b) of the Amended Plan:

(b)
SECTION 409A.  This Plan and any Awards granted hereunder are intended to comply with or be exempt from the requirements of Section 409A, and shall be interpreted and administered in a manner consistent with those intentions.  Any provision of this Plan to the contrary notwithstanding, Grandfathered Awards shall not be governed by the provisions of this Plan but instead shall continue to be governed by the provisions of the Plan as in effect on December 31, 2004 (the “Original Plan”).

2. Changes to Section 2 of the Original Plan. The Company hereby amends Section 2 of the Original Plan as follows:

(a)	The following is added in its entirety as Section 2(a) of the Amended Plan:

(a)           “409A Award” means an Award that provides for a deferral of compensation from the date of grant, as determined under Section 409A.

(b)	The following is added in its entirety as Section 2(b) of the Amended Plan:

(b)           “409A Change in Control” means the date on which any one of the following occurs:  (i) any one person, or more than one person acting as a group (as determined under Section 409A), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; (ii) a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of that appointment or election; (iii) any one person, or more than one person acting as a group (as determined under Section 409A), acquires ownership of stock of the Company that, together with stock held by that person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or (iv) any one person, or more than one person acting as a group (as determined under Section 409A), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or persons) assets from the Company that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Company before such acquisition or acquisitions.  For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with those assets.

(c)
Sections 2(a), 2(b), 2(c), 2(e), 2(f), 2(g), 2(h), 2(i), 2(k), 2(l), 2(n), 2(o), 2(p), 2(q), 2(r), 2(s), 2(t), 2(u), 2(v), 2(w), 2(x), 2(y), 2(aa) and 2(bb) of the Original Plan are redesignated in their entirety as Sections 2(c), 2(d), 2(e), 2(h), 2(i), 2(j), 2(l), 2(n), 2(p), 2(q), 2(u), 2(v), 2(w), 2(y), 2(z), 2(aa), 2(bb), 2(cc), 2(dd), 2(ee), 2(gg), 2(hh), 2(mm) and 2(nn), respectively, of the Amended Plan.

(d)	The following is added in its entirety as Section 2(f) of the Amended Plan:

(f)           “Change in Control” shall mean the following:

(i)           A Change in Control of the Company shall have occurred when any Acquiring Person (other than (i) the Company or any Subsidiary, (ii) any employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (iii) any person who, on the Effective Date of the Plan, is an Affiliate of this Company and owning in excess of ten percent (10%) of the outstanding Shares of the Company and the respective successors, executors, legal representatives, heirs and legal assigns of such person), alone or together with its Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of twenty-five percent (25%) or more of the Shares then outstanding (except pursuant to an offer for all outstanding Shares of the Company at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than the Acquiring Person or any Affiliate or Associate thereof on whose behalf the offer is being made)).  Notwithstanding the above, no Change of Control shall be deemed to have occurred with respect to Section 21 below unless that event constitutes a 409A Change in Control.

(ii)           “Acquiring Person” means any person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of twenty-five percent (25%) or more of the Shares then outstanding.

(iii)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Rules and Regulations under the Exchange Act.

(e)	The following is added in its entirety as Section 2(g) of the Amended Plan:

(g)           “Change in Control Price” means the highest price per Share paid in any transaction reported on the NYSE Alternext (or, if Shares are not then traded on the NYSE Alerntext, the highest price paid as reported for any national exchange on which the Shares are then traded) or paid or offered in any bona fide transaction related to a Change in Control or 409A Change in Control of the Company, at any time during the 30-day period immediately preceding the occurrence of a Change in Control or 409A Change in Control, in each case as determined by the Committee.

(f)	The following is added in its entirety as Section 2(k) of the Amended Plan:

(k)           “Continuing Director” means any person who was a member of the Board on the Effective Date of the Plan or thereafter was elected by the holders of common shares or the holders of Series D Preferred Shares or appointed by the Board or the holders of Series D Preferred Shares prior to the date as of which any person together which all Affiliates and Associates became an Acquiring Person.

(g)	The following is added in its entirety as Section 2(m) of the Amended Plan:

(m)           “Disability” means a disability determination in which a Participant meets one of the following conditions:

(i)           The Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months.

(ii)           The Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(h)	The following is added in its entirety as Section 2(o) of the Amended Plan:

(o)           “Dividend Equivalent” shall mean any right granted pursuant to Section 21(a) hereof.

(i)	The following is added in its entirety as Section 2(r) of the Amended Plan:

(r)           “Fair Market Value” shall mean, as of a given date, the value of a Share determined as follows (in order of applicability):  (i) if on the Grant Date or other determination date the Share is listed on an established national or regional stock exchange, is admitted to quotation on NYSE Alternext or is publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Share on that exchange or in that market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on that trading day) or, (ii) if no sale of Shares is reported for that trading day, on the next preceding day on which any sale has been reported.  If the Share is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Share as determined by the determined by such methods or procedures as shall be established from time to time by the Committee in good faith in a manner consistent with Section 409A.

(j)	The following is added in its entirety as Section 2(s) of the Amended Plan:

(s)           “Grandfathered Awards” shall mean all Awards made under the Plan which were earned and vested on or before December 31, 2004.  Grandfathered Awards are subject to the provisions of Section 1(b) above.

(k)	The following is added in its entirety as Section 2(t) of the Amended Plan:

(t)           “Grant Date” shall mean, as determined by the Committee, the latest to occur of:  (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 5 of this Plan, or (iii) any other date as may be specified by the Committee.  The Grant Date for a substituted Award is the Grant Date of the original Award.

(l)	The following is added in its entirety as Section 2(x) of the Amended Plan:

(x)           “Original Plan” has the meaning set forth in Section 1(a) above.

(m)	The following is added in its entirety as Section 2(ff) of the Amended Plan:

(ff)           “Plan” means the Hawk Corporation Amended and Restated 2000 Long Term Incentive Plan effective as of June 4, 2008, as amended from time to time.

(n)	The following is added in its entirety as Section 2(ii) of the Amended Plan:

(ii)           “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, each as in effect from time to time.

(o)	The following is added in its entirety as Section 2(jj) of the Amended Plan:

“Separation from Service” means a termination of services provided by a Participant to the Company, whether voluntarily or involuntarily, as determined by the Committee in accordance with Treas. Reg. § 1.409A-1(h).

(p)	The following is added in its entirety as Section 2(kk) of the Amended Plan:

(kk)           “Shares” shall mean the shares of common stock, $.01 par value, of the Company and such other securities of the Company as the Committee may from time to time determine in accordance with Section 409A.

(q)	The following is added in its entirety as Section 2(ll) of the Amended Plan:

(ll)           “Specified Employee” means any Participant who is determined to be a “key employee” (as defined under Code Section 416(i) without regard to paragraph (5) thereof) for the applicable period, as determined by the Company under Section 409A and in accordance with Treas. Reg. § 1.409A-1(i).

(r)	The following is added in its entirety as Section 2(oo) of the Amended Plan:

(oo)	“Whole Board” means the total number of directors which the Company would have if there were no vacancies.

3. Changes to Section 3 of the Original Plan. The Company hereby amends Section 3 of the Original Plan by deleting the second sentence of Section 3.1(b) from the Original Plan in its entirety and replacing it in the Amended Plan with the following:

The Committee shall have full power and authority, subject to the provisions of this Plan, Section 409A and such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:  (i) select the Employees of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred in accordance with Section 409A either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

4. Changes to Section 4 of the Original Plan. The Company hereby amends Section 4(c) of the Original Plan by adding in its entirety the following as the last sentence of Section 4(c) of the Amended Plan:

Notwithstanding the foregoing, no substitution or adjustment shall be made which will result in an Award becoming subject to the terms and conditions of Section 409A, unless agreed upon by the Committee and the Participant.

5. Changes to Section 6 of the Original Plan. The Company hereby amends Section 6 of the Original Plan as follows:

(a)	Section 6(a) is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

(a)           OPTION PRICE.  The purchase price per share of Shares purchasable under an Option shall be determined by the Committee in its sole discretion; provided that such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option.

(b)	The first sentence of Section 6(c) is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

Options shall be exercisable at such time or times and shall be subject to such terms and conditions as determined by the Committee at or subsequent to grant and permitted by Section 409A or agreed upon in writing by the Committee and the Participant.

(c)	The following is added in its entirety as the last sentence of Section 3(c) in the Amended Plan:

If any Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole or in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant, based on those factors as the Committee shall determine in its sole discretion; provided, however, that any such waiver of installment exercise provisions of the Option or acceleration of any exercise date is subject to the limitations of Section 409A and, unless otherwise determined by the Committee, any waiver of installment exercise provisions or any acceleration of any exercise date of any Option under this Section 6(c) shall comply with Section 409A.

(d)	Section 6(d) is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

(d)
METHOD OF EXERCISE.  Subject to the other provisions of the Plan, any applicable Award Agreement and Section 409A, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement; provided however, that any such form of payment does not constitute a deferral of compensation within the meaning of Section 409A or otherwise cause the Option to be subject to the requirements of Section 409A.

(e)	The following is added in its entirety as the last sentence of Section 6(e) in the Amended Plan:

Notwithstanding anything in the Plan to the contrary, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under Section 422 of the Code (or any successor thereto).

6. Changes to Section 7 of the Original Plan. The Company hereby amends Section 7 of the Original Plan as follows:

(a)	The following is added in its entirety as the fifth sentence of Section 7 in the Amended Plan:

No Stock Appreciation Right granted in connection with all or any part of an Option shall be exercisable for less than the Fair Market Value of the underlying Shares as of the date of the original grant of the Option unless that Stock Appreciation Right or Option is a 409A Award, as provided for in the applicable Award Agreement.

(b)	The last sentence of Section 7 is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

The Committee may impose such conditions or restrictions, subject to and in accordance with Section 409A, on the exercise of any Stock Appreciation Right as it shall deem appropriate.

7. Changes to Section 9 of the Original Plan. The Company hereby amends Section 9 of the Original Plan by deleting in its entirety the first sentence of Section 9 of the Original Plan and replacing it in its entirety by the following first sentence of the Amended Plan:

Performance Awards may be issued hereunder to Participants in accordance with Section 409A, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.

8. Changes to Section 10 of the Original Plan. The Company hereby amends Section 10 of the Original Plan as follows:

(a)	The last sentence of Section 10 is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, in accordance with Section 409A.

(b)	The third sentence of Section 10 is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

Subject to the provisions of the Plan and Section 409A, the Committee shall have sole and complete authority to determine the Employees of the Company to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be granted pursuant to such Awards, and all other conditions of the Awards.

9. Changes to Section 11 of the Original Plan. The Company hereby amends Section 11 of the Original Plan as follows:

(a)	Section 11(a) (exclusive of subsections 11(a)(i), (ii), (iii), and (iv)) is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

(a)
IMPACT OF EVENT.  Notwithstanding any other provision of the Plan or of any Award Agreement to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control or a “409A Change in Control,” the following provisions of this Section 11 shall apply; provided, however, that the provisions of this Section 11 shall not apply to any Change in Control or 409A Change in Control when expressly provided otherwise by a three-fourths vote of the Whole Board, but only if a majority of the members of the Board then in office and acting upon such matters shall be Continuing Directors.:

(b)	Subsection 11(a)(i) is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

(i)           Any Options and Stock Appreciation Rights awarded under the Plan and outstanding as of the date such Change in Control or a 409A Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested as of the date of the Change in Control or 409A Change in Control to the full extent of the original grant, whether or not then exercisable; provided, that in the case of a Participant holding a Stock Appreciation Right who is actually subject to Section 16(b) of the Exchange Act, such Option or Stock Appreciation Right shall not become fully vested and exercisable unless it shall have been outstanding for at least six months at the date such Change in Control or 409A Change in Control is determined to have occurred.

(c)	The first sentence of Section 11(b) is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an Option (other than a 409A Award) shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the Option (the “Spread”) multiplied by the number of Shares granted under the Option as to which the right granted under this Section 11(b) shall have been exercised; provided, that if the Change in Control is within six months of the date of grant of a particular Option held by a Participant who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, no such election shall be made by such Participant with respect to such Option prior to six months from the date of grant.

(d)	Section 11(c) is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

(c) Notwithstanding any other provision of this Plan, if any right granted pursuant to this Plan would make a Change in Control or 409A Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that (after giving effect to any other actions taken to cause such transaction to be eligible for such pooling-of-interests accounting treatment) but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Shares with a Fair Market Value equal to the cash that would otherwise be payable pursuant thereto.

(e)	The first sentence of Section 11(d) is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

Notwithstanding any other provision in this Plan to the contrary, to the extent the  payment of Awards to a Participant upon a Change in Control or 409A Change in Control constitutes an “excess parachute payment” within the meaning of Section 280G of the Code such payment shall not be made to such extent (a “Parachute Payment”).

10. Changes to Section 12 of the Original Plan. The Company hereby amends Section 12 of the Original Plan as follows:

(a)	Section 12(a) is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

(a)           Notwithstanding any other provision of this Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee may provide, in accordance with Section 409A, that this Section 12 is applicable to such Award.
(b)	Section 12(d) is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

(d)           The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(B) of the Code or any successor thereto and Section 409A.

11. Changes to Section 14 of the Original Plan. The Company hereby amends Section 14 of the Original Plan as follows:

(a)	The following is added in its entirety as the last sentence of Section 14(e) in the Amended Plan:

Notwithstanding the foregoing, no adjustment or modification shall be made under this Section 14(e) which will result in an Award becoming subject to the terms and conditions of Section 409A or otherwise constitute an impermissible acceleration, unless agreed upon by the Committee and the Participant.

(b)	The following are added in their entirety as the last two sentences of Section 14(f) in the Amended Plan:

Notwithstanding the foregoing, with respect to any suspensions that were not included in the original terms of any Option but were provided by the Committee after the date of grant, if at the time of any such suspension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the suspension shall, unless otherwise determined by the Committee, be limited to the earlier of (a) the maximum term of the Option as set by its original terms or (b) ten (10) years from the Grant Date.  Unless otherwise determined by the Committee, any suspension of the term of an Option under this Section 14(f) shall comply with Section 409A to the extent applicable.

(c)	Section 14(h) is deleted from the Original Plan and is replaced in its entirety in the Amended Plan by the following:

(h)           The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred in accordance with Section 409A and subject to the requirements of Section 21 of this Plan.

12. Changes to Section 19 of the Original Plan. The Company hereby amends Section 19 of the Original Plan deleting Section 19 in its entirety from the Original Plan and replacing it in its entirety in the Amended Plan by the following:

SECTION 19.  DEFERRALS.  Subject to the requirements of Section 409A and Section 21 below, the Committee may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company, or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option.  Notwithstanding the foregoing, with respect to any postponements that were not included in the original terms of any Option but were provided by the Committee after the date of grant, if at the time of any such postponement, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the postponement shall, unless otherwise determined by the Committee, be limited to the earlier of (a) the maximum term of the Option as set by its original terms or (b) ten (10) years from the Grant Date.  Unless otherwise determined by the Committee, any postponement of the term of an Option under this Section 19 shall comply with Section 409A to the extent applicable.

13. Addition of New Section 21 to the Amended Plan. The Company hereby adds Section 21 to the Amended Plan in its entirety as follows:

SECTION 21.  TIME AND FORM OF PAYMENT OF AWARDS; DEFERRALS

(a)           GENERAL.  Subject to the terms of the Plan and any applicable Award Agreement (as may be amended), payments to be made to Participants by the Company upon the exercise of an Option or other Award or settlement of an Award may be made in those forms as the Committee may determine, including, without limitation, cash, Shares, other Awards or other property, or a combination thereof, may include such restrictions as the Committee shall determine, including, in the case of Shares, restrictions on transfer and forfeiture provisions, and may be made in a single payment, in installments, or on a deferred basis; provided, however that settlement in other than Shares or payment on a deferred basis must be authorized by the applicable Award Agreement.  Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.  The settlement of any Award may be accelerated and cash paid in lieu of Shares in connection with such settlement; provided, however, that settlement in cash must be authorized by the applicable Award Agreement.  The acceleration of any Award that does not result in a cash settlement must also be authorized by the applicable Award Agreement.  Installment or deferred payments may be required by the Committee or permitted at the election of the Participant on such terms and conditions approved by the Committee, including without limitation the ability to defer Awards under any deferred compensation plan maintained by the Company or any Company Affiliate.

(b)           LIMITATIONS ON AWARDS TO ENSURE COMPLIANCE WITH SECTION 409A.

(i)           409A Awards and Deferrals. To the extent applicable, this Plan shall be interpreted in accordance with Section 409A.  Other provisions of this Plan notwithstanding, the terms of any 409A Award, including any authority of the Company or the Committee and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Section 409A.  Each of the following provisions will apply to 409A Awards:

(A)           If a Participant is permitted to elect to defer an Award or any payment under an Award, that election shall be permitted only at time in compliance with Section 409A and as provided under Section 21(c) below.

(B)           The Company shall have no authority to accelerate or delay distributions relating to 409A Awards in excess of the authority permitted under Section 409A.

(C)           Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has a Separation from Service (or at such earlier time preceding a termination of employment that there occurs another event triggering a distribution under the Plan or the applicable Award Agreement in compliance with Section 409A).
(D)           Any distribution to a Specified Employee after Separation from Service shall occur at the expiration of the six-month period following that Specified Employee’s Separation from Service in accordance with Section 21(f) below.

(E)           In the case of any distribution of a 409A Award, the time and form of payment for that distribution will be specified in the Award Agreement; provided that, if the time and form of payment for that distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount not later than March 15 in the calendar year following the calendar year at which the settlement of the Award is specified to occur, any applicable restriction lapses, or there is no longer a substantial risk of forfeiture applicable to those amounts.

(ii)           Distribution upon Vesting.  Except as otherwise provided in Section 21(c) below or an Award Agreement, in the case of any Award other than Options granted on or after January 1, 2008 providing for a distribution upon the lapse of a substantial risk of forfeiture, the time and form of payment for that distribution will be specified in the Award Agreement; provided that, if the timing and form of payment of that distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount on March 15 of the calendar year following the calendar year in which the payment is no longer subject to a substantial risk of forfeiture within the meaning of Section 409A.  Notwithstanding the foregoing, payment may be made at a later date for administrative reasons to the extent permitted by Section 409A.  No Participant is permitted, directly or indirectly, to designate the calendar year of payment.  Delivery of Shares upon exercise by Participants of Options will be made in accordance with Section 6.

(iii)           Scope and Application of this Provision.  For purposes of the Plan, references to a term or event (including any authority or right of the Company, the Committee, or a Participant) being “permitted” under Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, Shares, or other property or to be liable for payment of interest or a tax penalty under Section 409A.

(iv)           Interpretation.  If and to the extent that any provision of an Award is required or intended to comply with Section 409A, that provision shall be administered and interpreted in a manner consistent with the requirements of Section 409A.  If and solely to the extent that any such provision of any Award as currently written would conflict with or result in adverse consequences to a Participant under Section 409A, the Committee shall have the authority, without the consent of the Participant, to administer that provision and to amend the Award with respect to that provision to the extent the Committee deems necessary for the purposes of avoiding any portion of the Shares or amounts to be delivered to the Participant being subject to additional income or other taxes under Section 409A.

(c)           DEFERRAL.  With the approval of the Committee, payment in respect of Awards other than Options may be deferred and paid either in the form of installments or as a lump-sum payment.  The Committee may permit selected Participants to elect to defer payments of some or all types of such Awards payable by the Corporation in accordance with the provisions of this Section 21(c) and those other procedures as may be established by the Committee.  The Committee may also specify in an Award Agreement or the terms of the Award that payment in respect of an Award will be deferred.  Any deferred payment under an Award, whether elected by the Participant or specified by the Award Agreement or by the terms of the Award, may be forfeited if and to the extent that Award Agreement or the terms of the Award so provide.  Any such deferral of payment will be made in accordance with each of the following:

(i)           Initial Deferral Elections by Participants.  Except as otherwise provided in this Section 21(c), the Participant must make a written, irrevocable election as to the deferral of payment in respect of an Award and the time and form of that payment on or before the deadline established by the Committee, which shall be no later than:

(A)           December 31st of the calendar year preceding the calendar year during which the Participant will commence performing the services giving rise to the Award subject to the deferral election; or

(B)           for the first year in which the Participant becomes eligible to participate in the Plan, 30 days after the date the Participant first becomes eligible to participate in the Plan, provided that such an election will only be effective with respect to the portion of the Award related to services performed after the election.

(ii)           Initial Participant Deferral Elections for Performance-Based Compensation.  In the event that the Committee determines that a deferral election may be made with respect to an Award that is Performance-Based Compensation (as defined below), an eligible Participant may make a written, irrevocable election as to deferral of payment in respect of the Award and the time and form of that payment on or before the deadline established by the Committee, which deadline shall not be later than six months before the end of the performance period.

For purposes of this Section 21(c)(ii), the term “Performance-Based Compensation” means an Award, the amount of which, or the entitlement to which, is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, as determined by the Committee in accordance with Treas. Reg. § 1.409-1(e).  Performance criteria are considered preestablished if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established.
For a Participant to be eligible to make a deferral election in accordance with this Section 21(c)(ii), the Participant must have performed services continuously from the later of (A) the beginning of the performance period for the Performance-Based Compensation or (B) the date upon which the performance criteria for the Performance-Based Compensation are established, through the date on which the Participant makes the deferral election.  In addition, in no event may a deferral election under this Section 21(c)(ii) be made after the Performance-Based Compensation has become readily ascertainable within the meaning of Treas. Reg. § 1.409A-2(a)(8).

(iii)           Initial Participant Deferral Elections for Fiscal Year Compensation.  In the event that the Committee determines that a deferral election may be made with respect to an Award that is Fiscal Year Compensation (as defined below), the Participant may make a written, irrevocable election as to the deferral of payment in respect of the Award and the time and form of that payment on or before the deadline established by the Committee, which deadline shall not be later than the close of the Employer’s fiscal year immediately preceding the first fiscal year in which any services are performed for which the Award is payable.  For purposes of this Section 21(c)(iii), the term “Fiscal Year Compensation” means an Award relating to a period of service coextensive with one or more consecutive fiscal years of the Employer, of which no amount is paid or payable during the fiscal year(s) constituting the period of service.

(iv)           Initial Participant Deferral Elections for Short-Term Deferrals.  If a Participant has a legally binding right to an Award under the Plan or a payment under an Award in a subsequent calendar year that, absent a deferral election, would be treated as a short-term deferral within the meaning of Treas. Reg. § 1.409A-1(b)(4) and the Committee determines that a deferral election may be made with respect to payment under the Award, the Participant may make a written, irrevocable election to defer that payment in accordance with the requirements of Section 21(c)(vii) below, applied as if the payment were a deferral of compensation and the scheduled payment date for the payment were the date that the substantial risk of forfeiture lapses.  The Committee may provide in the deferral election that the deferred payment will be payable upon a 409A Change in Control without regard to the five-year additional deferral requirement in Section 21(c)(vii) below.

(v)           Initial Participant Deferral Elections for Compensation Subject to a Substantial Risk of Forfeiture.  If a Participant has a legally binding right to an Award under the Plan or payment in respect of an Award in a subsequent year and the payment of or under the Award is subject to a substantial risk of forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date the Participant obtains the legally binding right, the Committee may permit the Participant to make a written, irrevocable election to defer that payment no later than the 30th day after the Participant obtains the legally binding right to the payment, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse, as determined in accordance with Treas. Reg. § 1.409A-2(a)(5).  For purposes of this Section 21(c)(v), a condition will not be treated as failing to require the Participant to continue to provide services for a period of at least 12 months from the date the Participant obtains the legally binding right merely because the condition immediately lapses upon Disability or death of the Participant or upon a 409A Change in Control.  However, if the Participant’s Disability, death, or 409A Change in Control event occurs before the end of that 12-month period, a deferral election under this Section 21(c)(v) will be effective only if it would be permissible under another subparagraph of this Section 21(c).

(vi)           Deferrals by Committee.  If an Award is made that provides for the deferral of compensation for services performed during a Participant’s taxable year and the Participant is not given an opportunity to elect the time and form of payment of that Award, the Committee must designate the time and form of payment no later than the time the Participant first has a legally binding right to the Award or, if later, the time the Participant would be required under this Section 21(c)(vi) to make such an election if the Participant were provided such an election.

(vii)           Subsequent Deferral Elections. Notwithstanding the foregoing provisions of this Section 21(c), with the approval of the Committee, a Participant may elect to further delay payment in respect of an Award or change the form of payment if each of the following conditions is met:
(A)           The election will not take effect until at least 12 months after the date on which the election is made.

(B)           For any payment not made on account of death or Disability, the payment is deferred for a period of not less than five years from the date the payment would otherwise have been paid and not later than the expiration date of the Award.

(C)           Any election related to a payment to be made at a specified time or under a fixed schedule must be made not less than 12 months before the date the payment is scheduled to be paid.

(viii)                      Acceleration of Payments.  Notwithstanding any other provision of this Plan, an Award Agreement or a deferral election to the contrary, the Committee in its discretion, may accelerate payment in respect of an Award in accordance with the provisions of Treas. Reg. § 1.409A-2(b)(7), provided that the Committee treats all payments to similarly situated Participants on a reasonably consistent basis.

(ix)           Delay of Payments. Notwithstanding any other provision of this Plan, an Award Agreement or a deferral election to the contrary, payment under an Award may be delayed by the Committee under the circumstances described in Treas. Reg. § 1.409A-2(b)(7), provided that the Committee treats all payments to similarly situated Participants on a reasonably consistent basis.
(d)           PERMISSIBLE PAYMENT EVENTS/TIMES.  The Committee may specify any one or more of the following as an event upon or a time at which payment of the vested portion of an Award may be under a deferral election under Section 21(c) above:  (i) Separation from Service; (ii) Disability; (iii) death; (iv) a specified date or under a fixed schedule; or (v) a 409A Change in Control.  The Committee may provide for payment upon the earliest or latest of more than one such event or time.

(e)           TIME OF PAYMENT.  The payment date with respect to payment of an Award that is deferred under Section 21(c) above shall be the permissible payment event or time under Section 21(d) above designated by the Participant or the Committee, as applicable, in accordance with Section 21(c).  Payment in respect of an Award shall be made within 60 days following the payment date; provided, however, that payment may be made at a later date for administrative reasons to the extent permitted by Section 409A; provided, further, that the Participant shall not be permitted, directly or indirectly, to designate the calendar year of the payment.

(f)           SPECIFIED EMPLOYEES.  Notwithstanding any provision of this Plan or any Award Agreement to the contrary, if any payment under a Participant’s Award provides for a deferral of compensation under Section 409A and the Participant is a Specified Employee, as determined by the Company in accordance with Section 409A, as of the date of that Participant’s Separation from Service, to the extent that the payments or benefits under this Plan or any Award Agreement are subject to Section 409A and the delayed payment or distribution of all or any portion of those amounts to which the Participant is entitled under this Plan or an Award Agreement, exclusive of any amount that is permitted to be distributed under U.S. Treasury Regulation Section 1.409A-1(b)(9)(iii) (regarding the two-times, two year exception), is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred under this Section 21(f) shall be paid or distributed (without interest) to the Participant in a lump sum on the earlier of (i) the date that is six (6) months following termination of the Participant’s Separation from Service, (ii) a date that is no later than thirty (30) days after the date of the Participant’s death, or (iii) the earliest date as is permitted under Section 409A.  For purposes of clarity, the six (6) month delay shall not apply in the case of severance pay contemplated by U.S. Treasury Regulation Section 1.409A-1(b)(9)(iii) to the extent of the limits set forth therein.  Any remaining payments due under this Plan or an Award Agreement shall be paid as otherwise provided in this Plan or the Award Agreement.

(g)           INSTALLMENT PAYMENTS.  For purposes of Section 409A (including, without limitation, for purposes of Treas. Reg. § 1.409A-2(b)(2)(iii)), a Participant’s right under an Award Agreement to receive installment payments shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment shall at all times be considered a separate and distinct payment.

(h)           2008 ELECTIONS OR AMENDMENTS.  As provided in Internal Revenue Notice 2007-86, notwithstanding any other provision of this Plan, with respect to an election or amendment to change a time and form of payment under this Agreement that is subject to Section 409A made on or after January 1, 2008 and on or before December 31, 2008, the election or amendment may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008.

14. Full Force and Effect.  Except to the extent specifically modified in this Amendment, each and every provision of the Original Plan remains in full force and effect in the Amended Plan.

15. Miscellaneous.  This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Ohio.  In the event of any conflict between the original terms of the Original Plan and this Amendment, the terms of this Amendment shall prevail.